EXHIBIT 99

SP Plus Corporation Announces Fourth Quarter and Full-Year 2021 Results

- Strong Fourth Quarter Caps a Year of Substantial Growth
- Sphere™ Technology Solutions Continue to be a Point of Differentiation
- Full-Year 2022 Guidance Indicates Operating Performance Near Pre-Pandemic 2019 Levels

CHICAGO, Feb. 23, 2022 (GLOBE NEWSWIRE) -- SP Plus Corporation (Nasdaq:SP), a leading provider of technology-driven mobility solutions for aviation, commercial, hospitality and institutional clients throughout North America, today announced its fourth quarter and full-year 2021 results.

Management Commentary

Marc Baumann, Chairman and Chief Executive Officer, said, “Fourth quarter results represented a strong finish to a year of substantial growth for SP+. We continued to gain significant operating leverage from our streamlined cost structure amid improving business conditions and successful business development initiatives. In fact, we exited the year with fourth quarter adjusted EBITDA that was only 2% below pre-pandemic 2019 levels, even as adjusted gross profit for the period, while up considerably year-on-year, was still 9% below fourth quarter 2019. As we have noted previously, while some costs will increase progressively as business activity continues to grow, we believe many of the expense reductions we have put in place are sustainable.

“Our strong fourth quarter and full-year performance was achieved within what remained a period of reduced business activity across most verticals. This supports our confidence that SP+ is emerging from two years of pandemic-related impacts with expanded market leadership and significant opportunities for future growth. Our Commercial segment continues to be a key driver of gross profit growth, benefitting from secular trends in mobility in large metropolitan areas, accelerated adoption of our proprietary Sphere™ technology solutions, and new contract wins. In 2021, we increased our scale and broadened our opportunities to provide additional services to new and existing clients.

“Our Aviation segment showed significant year-on-year growth and strong new business and renewal activity in 2021, but there remains a somewhat longer road back to full recovery due to the pandemic’s significant impact on our travel-related client base. We are addressing this by offering our airport, airline and cruise line clients innovative, technology-driven solutions to improve the traveler experience, reduce congestion and ease friction, while at the same time improving their bottom line. An example is the Curbside Concierge service we launched as a pilot program in May of 2021 at a single airport for one airline client, and which we currently have rolled out at 32 airports for that client. We now look forward to offering our Curbside Concierge service to other major airline clients.

“Even in the most challenging times over the past two years, we have remained steadfast in our commitment to advancing our technology transformation and continued to invest in the development of innovative technology solutions and tools that would give us a competitive advantage. We believe our proprietary suite of Sphere technology solutions has been a key differentiator for SP+ that has facilitated new business wins while also strengthening our position with existing clients.”

Selected Financial Summary

In millions except per share	Three Months Ended December 31, 2021		Three Months Ended December 31, 2020		Three Months Ended December 31, 2019
	GAAP	Adjusted/Non- GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)
Gross profit (2),(3)	$45.5	$49.3	$29.5	$34.6	$51.6	$54.3
General and administrative expenses (3)	$24.1	$23.9	$23.5	$22.5	$28.2	$28.2
Operating income (3)	$18.3	$20.9	$2.8	$8.6	$18.5	$22.3
Net income attributable to SP Plus(3)	$8.9	$10.9	$0.5	$0.5	$8.8	$11.8
Net income per share (“EPS”) (3)	$0.41	$0.51	$0.02	$0.02	$0.41	$0.55
EBITDA (1),(3)	NA	$24.8	N/A	$11.8	N/A	$25.4
Net cash provided by operating activities	$23.3	NA	$12.3	NA	$21.0	NA
Free cash flow (1)	NA	$20.8	NA	$9.8	NA	$16.0

In millions except per share	Twelve Months Ended December 31, 2021		Twelve Months Ended December 31, 2020		Twelve Months Ended December 31, 2019
	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)	GAAP	Adjusted/ Non-GAAP (1)
Gross profit (2),(3)	$167.3	$185.5	$18.7	$128.6	$218.5	$228.1
General and administrative expenses (3)	$88.2	$87.0	$85.4	$77.3	$109.0	$107.7
Operating income (loss) (3)	$66.5	$82.1	($219.6)	$35.2	$89.7	$106.1
Net income (loss) attributable to SP Plus(3)	$31.7	$41.2	($172.8)	$9.3	$48.8	$60.5
Net income (loss) per share (“EPS”) (3)	$1.48	$1.93	($8.21)	$0.44	$2.20	$2.73
EBITDA (1),(3)	N/A	$94.8	N/A	$51.4	NA	$117.5
Net cash provided by operating activities	$53.4	NA	$40.2	NA	$76.0	NA
Free cash flow (1)	NA	$41.8	NA	$28.7	NA	$60.3

(1) Refer to the disclosure regarding use of non-GAAP financial measures and the accompanying financial tables for a reconciliation of all non-GAAP financial measures to U.S. GAAP.
(2) GAAP gross profit updated to include depreciation and amortization expense. Please refer to the table accompanying this release for a reconciliation of GAAP gross profit.
(3) Adjusted gross profit, adjusted general and administrative expenses, adjusted operating income, adjusted net income attributable to SP Plus, adjusted net income per share attributable to SP Plus (“adjusted EPS"), and adjusted earnings before interest, income taxes, depreciation and amortization (“adjusted EBITDA") are all non-GAAP financial measures that exclude, for the periods presented, (a) restructuring and other costs, including severance costs resulting from COVID-19; (b) impairment charges; (c) the amortization of acquired intangible assets; (d) gain/loss on sale of investments; and (e) with respect to adjusted gross profit, depreciation and amortization expense. Please refer to the accompanying financial tables for a reconciliation of these adjusted measures to U.S. GAAP.

Fourth Quarter Operating Results

In the fourth quarter of 2021, GAAP gross profit increased by 54% to $45.5 million from the year ago quarter. Excluding depreciation and amortization and restructuring and other costs, adjusted gross profit totaled $49.3 million, up 42% from $34.6 million in the fourth quarter of 2020, as business conditions continued to improve.

GAAP general and administrative (“G&A”) expenses amounted to $24.1 million, compared to $23.5 million in the fourth quarter of 2020. Excluding restructuring and other costs, adjusted G&A expenses for the fourth quarter of 2021 were $23.9 million, compared to $22.5 million in the year ago period, mainly reflecting additional support and investments as business activities increased. Despite the year-over-year increase, adjusted G&A in the fourth quarter of 2021 remained 15% below the comparable period of 2019, reflecting a permanent reduction in certain structural costs.

2021 fourth quarter GAAP net income attributable to SP Plus was $8.9 million, or $0.41 per share, a significant improvement compared to net income of $0.5 million, or $0.02 per share, in the fourth quarter of 2020. Excluding amortization of acquired intangibles and restructuring and other costs, fourth quarter 2021 adjusted earnings per share were $0.51, compared to adjusted net income per share of $0.02 for the fourth quarter of 2020.

Full-Year Operating Results

Full-year 2021 GAAP gross profit was $167.3 million, compared to 2020 GAAP gross profit of $20.2 million that was impacted by $97.1 million in non-cash lease impairment charges related to the write-down of right-of-use operating lease assets. Excluding the impairment charge, depreciation and amortization expense, and restructuring and other costs from both periods, adjusted gross profit increased 44% to $185.5 million from $128.6 million in 2020, as our business continued to recover from the pandemic.

GAAP general and administrative (“G&A”) expenses were $88.2 million, compared to $85.4 million in 2020. Excluding restructuring and other costs, adjusted G&A expenses in 2021 were $87.0 million, compared to $77.3 million in the year ago period. The year-over-year increase is mainly attributable to the normalization of expenses, including costs related to performance-based compensation programs, as the Company moved closer to pre-pandemic levels of business activity. However, adjusted G&A costs in 2021 still remained 19% below the comparable period of 2019, reflecting lower structural costs.

GAAP net income attributable to SP Plus for full-year 2021 was $31.7 million, or $1.48 per share, which compares favorably to a net loss of $172.8 million, or $8.21 loss per share in 2020 that included $234.0 million in various non-cash lease, intangible and goodwill impairment charges. Excluding non-cash impairment charges, restructuring and other costs, as well as amortization of intangibles and other non-routine items from both periods, full-year 2021 adjusted earnings per share increased to $1.93 from $0.44 per share in 2020.

Full-year 2021 cash flow from operations was $53.4 million and free cash flow was $41.8 million, reflecting an increase of 33% and 46%, respectively, over 2020, with both 2021 measures being reduced by the early payment of deferred 2020 payroll taxes of $15.9 million. An income tax refund of $20 million expected in the fourth quarter of 2021 was not received and is now expected to be received in 2022.

2022 Outlook (1)

	GAAP	Adjusted / Non-GAAP
Gross Profit (2)	$188 - $208 million	$200 - $220 million
EBITDA	NA	$110 - $120 million
Net Income (3)	$50 - $55 million	$56 - $61 million
EPS (3)	$2.31 - $2.55	$2.59 - $2.83
Operating Cash Flow (4)	$83 - $98 million	NA
Free Cash Flow (4)	NA	$70 - $80 million

(1) Outlook assumes no meaningful restructuring or other non-routine costs
(2) GAAP gross profit updated to include depreciation and amortization expense
(3) Adjusted/Non-GAAP Outlook contemplates continuing adjustment for amortization of acquired intangible assets
(4) Outlook contemplates the receipt of an approximately $20 million Federal income tax refund that was previously expected in 2021

Mr. Baumann concluded, “We are pleased with our strong performance in 2021 and are looking ahead to another year of significant growth in 2022, where we expect to see gross profit and adjusted EBITDA approach or exceed 2019 pre-pandemic levels. Underpinning our guidance for 2022 is our expectation for continued progress in increasing the utilization of our services across key verticals and geographic markets in both our Commercial and Aviation segments.

“Our full-year 2022 gross profit expectation represents year-on-year growth of 18% on GAAP and 13% on adjusted gross profit, at the midpoints. Relative to 2019 pre-pandemic levels, the midpoint of the 2022 adjusted gross profit guidance is back to 92% of 2019. 2022 adjusted EBITDA is expected to be 21% ahead of 2021 and nearly back to pre-pandemic 2019 levels, at the midpoint, reflecting the benefit from increased business activity coupled with a streamlined cost structure. Our outlook for 2022 operating cash flow and free cash flow anticipates the receipt of a $20 million income tax refund that was previously expected in 2021.

“Our Sphere capabilities and solutions remain a key component of our long-term growth strategy. In the periods ahead, we expect to continue to have opportunities to deploy our proprietary technology in new areas that have the potential to expand our addressable market. Our strengthened financial position, market leadership and continued strong free cash flow outlook gives us the flexibility to invest in organic growth opportunities as well as pursue capital allocation strategies that can create additional value for shareholders.”

Conference Call

The Company's quarterly earnings conference call will be held at 4:00 p.m. (CT) on February 23, 2022 and will be available live and in replay to all analysts and investors through a webcast service. To listen to the live call, individuals are directed to the Company's Investor Relations page at http://ir.spplus.com at least 15 minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on the SP Plus website and can be accessed for 30 days after the call.

About SP+

SP+ facilitates the efficient movement of people, vehicles and personal belongings with the goal of enhancing the consumer experience while improving bottom line results for our clients. The Company provides professional parking management, ground transportation, remote baggage check-in and handling, facility maintenance, security, event logistics, and other technology-driven mobility solutions to aviation, commercial, hospitality, healthcare and government clients across North America. For more information visit www.spplus.com.

You should not construe the information on those websites to be a part of this release. SP Plus Corporation’s annual reports filed on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K are available on the Internet at www.sec.gov and can also be accessed through the Investor Relations section of the SP Plus website.

Cautionary Note Regarding Forward-Looking Statements

This release and the attached tables contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statements under the caption "2022 Outlook”, expectations regarding gross profits, G&A, revenue volatility, actions to limit discretionary spending, impacts of COVID-19 on our business, and other statements regarding expectations, beliefs, plans, intentions and strategies of the Company. The Company has tried to identify these statements by using words such as “expect”, “anticipate”, “believe”, “confident”, “could”, “should”, “estimate”, “intend”, “may”, “plan”, “guidance”, “will”, and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events affecting the Company and are subject to uncertainties and factors relating to operations and the business environment. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the impact of the COVID-19 pandemic or other contagious illnesses on global economic conditions, on the aviation, commercial, hospitality and institutional industries in general and on the financial position and operating results of our company in particular; intense competition; changing consumer preferences and legislation; ability to preserve client relationships; the Company's ability to successfully effect its strategic growth plan; difficulty obtaining insurance coverage or obtaining insurance coverage at a reasonable cost; volatility associated with high deductible and high retention insurance programs; risk that insurance reserves are inadequate; losses not covered by insurance; risk management and safety programs do not have the intended effect; risks relating to the Company's acquisition strategy; risks associated with management type contracts and lease type contracts; deterioration in general economic and business conditions or changes in demographic trends; information technology disruption, cyber-attacks, cyber-terrorism and security breaches; labor disputes; catastrophic events such as natural disasters, pandemic outbreaks and military or terrorist attacks could disrupt business; seasonal fluctuations and the impact of weather-related trends; risk that state and municipal government clients sell or enter into long-term lease type contracts with the Company's competitors or clients for parking-related assets; risks associated with joint ventures; adverse litigation judgments or settlements; risks associated with operating in a highly regulated environment and the impact of public and private regulations or governmental orders; the impact of Federal health care reform; adverse changes in tax laws or rulings; risks due to the Company's substantial indebtedness, including failure to comply with credit facility covenants or meet payment obligations which may accelerate repayment of the Company's indebtedness; lack of availability of adequate capital, financing, or revenues to grow the Company's business or satisfy liquidity needs; the phase-out of the London Interbank Offered Rate ("LIBOR") could affect interest rates under our existing credit facility agreement, hedging activity, as well as our ability to seek future financing or otherwise satisfy our liquidity needs; goodwill impairment charges or impairment of long-lived assets; the effectiveness of the actions we have taken to address our liquidity needs and reduce costs; financial difficulties or bankruptcy of major clients; the Company’s ability to obtain performance bonds; failure to attract and retain senior management and other qualified personnel; actions of activist investors; and the long-term impact of climate change on our business.

For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with U.S. GAAP, the Company considers certain financial measures that are not prepared in accordance with U.S. GAAP.  Certain non-GAAP measures, such as adjusted gross profit, adjusted general and administrative expenses (adjusted G&A), adjusted operating income, adjusted net income (loss) attributable to SP Plus (adjusted net income (loss)), adjusted net income (loss) per share attributable to SP Plus (adjusted EPS), and adjusted EBITDA exclude items that management does not consider indicative of its core performance.  Such adjustments include, among other things: (i) restructuring and other costs, including severance costs resulting from COVID-19; (ii) impairment charges; (iii) non-routine settlements; (iv) the amortization of acquired intangible assets; (v) the impact of non-routine asset sales or dispositions; (vi) the net loss or gains and the financial results related to sold businesses; (vii) gain/loss on termination of joint ventures or sale of other investments; (viii) non-routine tax items; and (ix) with respect to adjusted gross profit, depreciation and amortization expense. Pre-tax adjustments are tax affected at a statutory tax rate of 27% for adjusted net income (loss) and adjusted EPS purposes.

The Company defines Adjusted EBITDA, a non-GAAP financial measure, as U.S. GAAP net income (loss) attributable to the Company before (i) interest expense net of interest income, (ii) provision (benefit) for income taxes, (iii) depreciation and amortization, (iv) gain on sale of a business or contribution of a business to an unconsolidated entity, (v) gain/loss on termination of joint ventures or sale of other investments, and (vi) other items that management does not consider indicative of its core performance, as defined per above. The Company believes that the presentation of adjusted EBITDA provides useful information regarding the Company’s operating performance and are useful measures to facilitate comparisons to our historical and future operating results. The Company's definition of adjusted EBITDA may not be comparable to similarly titled measures presented by other companies.

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for investing activities (exclusive of cash used for acquisitions and net after-tax cash proceeds from the sale of businesses or joint venture related assets), less distributions to non-controlling interests, plus the effect of exchange rate changes on cash and cash equivalents. The Company believes that the presentation of free cash flow provides useful information regarding its ability to generate cash flow from business operations after funding capital expenditures, that can be used to, among other things, repay debt, fund strategic acquisitions, and return value to shareholders. The Company's definition of free cash flow may not be comparable to similarly titled measures presented by other companies.

The Company uses these non-GAAP financial measures, in addition to U.S. GAAP financial measures, to evaluate its operating and financial performance and to compare such performance to that of prior periods and to the performance of its competitors. Additionally, the Company uses these non-GAAP financial measures in making operational and financial decisions and in the Company’s budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance and consistent with guidance previously provided by the Company. Adjusted gross profit, adjusted G&A, adjusted operating income, adjusted net income (loss), adjusted EPS, adjusted EBITDA, and free cash flow should not be considered in isolation of, or as alternatives to or more meaningful indicators of, the Company's operating performance or liquidity than gross profit, G&A, net income (loss), EPS, or net cash provided by (used in) operating activities, as determined in accordance with U.S. GAAP. In addition, the Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures, see the accompanying tables to this release.

The condensed consolidated financial statements presented below reflect a combination of certain line items from our audited consolidated financial statements and should be read in conjunction with the audited financial statements and notes set forth in our Annual Report on Form 10-K, which is expected to be filed with the SEC by March 1, 2022.

SP Plus Corporation
Condensed Consolidated Statements of Income (Loss)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(millions, except for share and per share data)	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)
Total services revenue	$343.2	$244.7	$1,177.2	$1,086.9
Total cost of services (exclusive of depreciation and amortization shown below)	294.2	212.7	997.4	1,056.5
General and administrative expenses	24.1	23.5	88.2	85.4
Depreciation and amortization	6.6	5.7	25.1	29.3
Impairment of goodwill and intangible assets	—	—	—	135.3
Operating income (loss)	18.3	2.8	66.5	(219.6)
Total other expenses, net	4.9	5.8	20.7	20.8
Earnings (loss) before income taxes	13.4	(3.0)	45.8	(240.4)
Income tax expense (benefit)	4.0	(3.8)	10.5	(67.5)
Net income (loss)	9.4	0.8	35.3	(172.9)
Less: Net income (loss) attributable to noncontrolling interest	0.5	0.3	3.6	(0.1)
Net income (loss) attributable to SP Plus Corporation	$8.9	$0.5	$31.7	$(172.8)
Common stock data
Net income (loss) per common share
Basic	$0.42	$0.02	$1.50	$(8.21)
Diluted	$0.41	$0.02	$1.48	$(8.21)

SP Plus Corporation
Revenue and Gross Profit, before depreciation and amortization expense - by Contract type
(millions) (unaudited)

	Three months ended		Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Lease type contracts
Service revenue	$62.3	$39.0	$215.6	$189.4
Subtract: Cost of services	(47.8)	(37.3)	(170.6)	(195.0)
Gross profit, before depreciation and amortization expense	$14.5	$1.7	$45.0	($5.6)

Management type contracts
Service revenue	$107.7	$80.0	$385.9	$359.6
Subtract: Cost of services	(73.2)	(47.1)	(247.5)	(226.5)
Gross profit, before depreciation and amortization expense	$34.5	$32.9	$138.4	$133.1

Other revenue and cost of services
Reimbursed management contract revenue	$173.2	$125.7	$575.7	$537.9
Subtract: Reimbursed management contract expense	(173.2)	(125.7)	(575.7)	(537.9)
Subtract: Lease impairment	—	(2.6)	(3.6)	(97.1)
Gross profit, before depreciation and amortization expense	$0.0	($2.6)	($3.6)	($97.1)

SP Plus Corporation
Reconciliation of Non-GAAP Measures
(millions, except for share and per share data) (unaudited)

	Three months ended			Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2021	December 31, 2020	December 31, 2019
Gross profit
Total services revenue	$343.2	$244.7	$421.5	$1,177.2	$1,086.9	$1,663.7
Subtract: Total cost of services (exclusive of depreciation and amortization)	(294.2)	(212.7)	(367.2)	(997.4)	(1,056.5)	(1,435.6)
Gross profit, before depreciation and amortization expense	49.0	32.0	54.3	179.8	30.4	228.1
Subtract: Depreciation and amortization	(3.5)	(2.5)	(2.7)	(12.5)	(11.7)	(9.6)
Gross profit, GAAP (1)	45.5	29.5	51.6	167.3	18.7	218.5
Add: Depreciation and amortization	3.5	2.5	2.7	12.5	11.7	9.6
Add: Restructuring and other costs	0.2	—	—	2.0	1.1	—
Add: Non-cash impairment charges	—	2.6	—	3.6	97.1	—
Other, rounding	0.1	—	—	0.1	—	—
Adjusted gross profit	$49.3	$34.6	$54.3	$185.5	$128.6	$228.1
Decline from 2019	-9%	-36%	NA	-19%	-44%	NA

(1) GAAP gross profit updated to include depreciation and amortization expense

General and administrative expenses
General and administrative expenses, GAAP	$24.1	$23.5	$28.2	$88.2	$85.4	$109.0
Subtract: Restructuring and other costs	(0.2)	(0.6)	—	(1.2)	(6.5)	(1.3)
Subtract: Non-cash impairment charges	—	(0.3)	—	—	(1.6)	—
Other, rounding	—	(0.1)	—	—	—	—
Adjusted G&A	$23.9	$22.5	$28.2	$87.0	$77.3	$107.7
Decline from 2019	-15%	-20%	NA	-19%	-28%	NA

Operating income
Operating income (loss), GAAP	$18.3	$2.8	$18.5	$66.5	($219.6)	$89.7
Add: Restructuring and other costs	0.4	0.6	—	3.2	7.6	1.3
Add: Non-cash impairment charges	—	2.9	—	3.6	234.0	—
Add: Amortization of acquired intangibles	2.2	2.2	3.8	8.7	13.2	15.1
Other, rounding	—	0.1	—	0.1	—	—
Adjusted operating income	$20.9	$8.6	$22.3	$82.1	$35.2	$106.1

Net income (loss) attributable to SP Plus
Net income (loss) attributable to SP Plus, GAAP	$8.9	$0.5	$8.8	$31.7	($172.8)	$48.8
Add: Restructuring and other costs	0.4	0.6	—	3.2	7.6	1.3
Add: Non-cash impairment charges	—	2.9	—	3.6	234.0	—
Subtract: Other income	(0.1)	(0.1)	—	(0.1)	(0.2)	—
Add: Amortization of acquired intangibles	2.2	2.2	3.8	8.7	13.2	15.1
Net tax effect of adjustments	(0.7)	(1.5)	(1.0)	(4.2)	(68.7)	(4.4)
Non-routine tax	0.2	(4.2)	0.1	(1.8)	(3.8)	(0.3)
Other, rounding	—	0.1	0.1	0.1	—	—
Adjusted net income attributable to SP Plus	$10.9	$0.5	$11.8	$41.2	$9.3	$60.5

Net income (loss) per share, GAAP
Basic	$0.42	$0.02	$0.41	$1.50	($8.21)	$2.21
Diluted	$0.41	$0.02	$0.41	$1.48	($8.21)	$2.20
Adjusted net income per share
Basic	$0.52	$0.02	$0.55	$1.95	$0.44	$2.74
Diluted	$0.51	$0.02	$0.55	$1.93	$0.44	$2.73
Weighted average shares outstanding
Basic	21,189,041	21,053,049	21,490,882	21,166,323	21,056,061	22,080,025
Diluted	21,423,838	21,165,377	21,600,568	21,379,983	21,056,061	22,208,032
Diluted (applicable for adjusted)	21,423,838	21,165,377	21,600,568	21,379,983	21,157,728	22,208,032

Adjusted EBITDA
Net income (loss) attributable to SP Plus, GAAP	$8.9	$0.5	$8.8	$31.7	($172.8)	$48.8
Add (subtract):
Income tax expense (benefit)	4.0	(3.8)	4.8	10.5	(67.5)	19.4
Interest expense, net	5.0	5.9	4.2	20.8	21.0	18.6
Other income	(0.1)	(0.1)	—	(0.1)	(0.2)	—
Total depreciation and amortization expense	6.6	5.7	7.6	25.1	29.3	29.4
Restructuring and other costs	0.4	0.6	—	3.2	7.6	1.3
Non-cash impairment charges	—	2.9	—	3.6	234.0	—
Other, rounding	—	0.1	—	—	—	—
Adjusted EBITDA	$24.8	$11.8	$25.4	$94.8	$51.4	$117.5
Decline from 2019	-2%	-54%	NA	-19%	-56%	NA

SP Plus Corporation
Condensed Consolidated Balance Sheets

	December 31,
(millions, except for share and per share data)	2021	2020
Assets	(unaudited)
Cash and cash equivalents	$15.7	$13.9
Accounts and notes receivable, net	139.6	111.2
Prepaid expenses and other current assets	32.2	26.8
Total current assets	187.5	151.9
Right-of-use assets	201.2	235.1
Goodwill	526.6	526.6
Other intangible assets, net	54.4	63.1
Other noncurrent assets, net	146.5	161.0
Total noncurrent assets	928.7	985.8
Total assets	$1,116.2	$1,137.7
Liabilities and stockholders' equity
Accounts payable	$118.5	$97.8
Accrued and other current liabilities	123.3	112.7
Short-term lease liabilities	65.4	82.1
Current portion of long-term borrowings	25.6	25.0
Total current liabilities	332.8	317.6
Long-term borrowings, excluding current portion	298.4	337.1
Long-term lease liabilities	200.3	243.4
Other noncurrent liabilities	62.6	58.2
Total noncurrent liabilities	561.3	638.7
Total SP Plus Corporation stockholders' equity	222.5	183.1
Noncontrolling interest	(0.4)	(1.7)
Total stockholders' equity	222.1	181.4
Total liabilities and stockholders' equity	$1,116.2	$1,137.7

SP Plus Corporation
Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended December 31,
(millions)	2021	2020
	(unaudited)
Net cash provided by operating activities	$53.4	$40.2
Net cash used in investing activities	(9.1)	(11.5)
Net cash used in financing activities	(42.4)	(39.0)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	0.1
Increase (decrease) in cash and cash equivalents	1.8	(10.2)
Cash and cash equivalents at beginning of year	13.9	24.1
Cash and cash equivalents at end of year	$15.7	$13.9
Supplemental disclosures
Cash paid during the period for
Interest	$19.4	$18.8
Income taxes	$0.5	$2.4

SP Plus Corporation
Free Cash Flow
(millions) (unaudited)

	Three months ended			Twelve months ended
	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2021	December 31, 2020	December 31, 2019
Net cash provided by operating activities	$23.3	$12.3	$21.0	$53.4	$40.2	$76.0
Net cash used in investing activities	(1.7)	(2.5)	(4.2)	(9.1)	(11.5)	(12.5)
Termination of joint ventures	—	—	—	—	1.4	—
Distributions to noncontrolling interests	(0.6)	(0.3)	(0.9)	(2.3)	(1.4)	(3.2)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	0.4	0.1	(0.1)	0.1	0.1
Other, rounding	(0.1)	(0.1)	—	(0.1)	(0.1)	(0.1)
Free cash flow	$20.8	$9.8	$16.0	$41.8	$28.7	$60.3

SP Plus Corporation
Commercial Segment Facilities

	December 31, 2021	December 31, 2020
Leased facilities	423	445
Managed facilities	2,601	2,539
Total facilities (Commercial Segment)	3,024	2,984

SP Plus Corporation
Reconciliation of forward-looking non-GAAP measures to their comparable GAAP measures

2022 Outlook (1)

Gross profit, GAAP (2)	$188 - $208 million
plus: Depreciation and amortization	Approximately $12 million
Adjusted Gross Profit	$200 - $220 million

Net income attributable to SP Plus, GAAP	$50 - $55 million
plus: Income tax expense	$19 - $22 million
plus: Interest expense, net of interest income	$16 - $18 million
plus: Total depreciation and amortization expense	Approximately $25 million
Adjusted EBITDA	$110 - $120 million

Per Share (3)
Net income attributable to SP Plus, GAAP	$50 - $55 million	$2.31 - $2.55
plus: Amortization of acquired intangibles, after tax	Approximately $6 million
Adjusted net income attributable to SP Plus	$56 - $61 million	$2.59 - $2.83

Net cash from operating activities (4)	$83 - $98 million
less: Capital expenditures, net	$10 - $15 million
less: Distributions to noncontrolling interests	Approximately $3 million
Free cash flow (4)	$70 - $80 million

(1) 2022 Outlook assumes no meaningful restructuring or other non-routine costs
(2) GAAP gross profit updated to include depreciation and amortization expense
(3) Assumes approximately 21.6 million fully diluted weighted average shares outstanding in 2022
(4) Includes anticipated receipt of $20 million tax refund that was delayed from 2021

Contact:
Connie Jin	Vicky Nakhla
SVP, Corporate Development	ADVISIRY PARTNERS
(312) 274-2105	(212) 750-5800
cjin@spplus.com	vicky.nakhla@advisiry.com